UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2020 (May 1, 2020)

Sierra Income Corporation

(Exact name of registrant as specified in its charter)

Maryland	0-54650	45-2544432
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

280 Park Avenue, 6th Floor East

New York, NY 10017

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 759-0777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b- 2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.02	Termination of a Material Definitive Agreement.

As previously disclosed, effective as of July 29, 2019, (i) Sierra Income Corporation (the “Company”) and Medley Capital Corporation (“MCC”) entered into an Amended and Restated Agreement and Plan of Merger (the “Amended MCC Merger Agreement”) pursuant to which MCC would be merged with and into the Company (the “MCC Merger”) and (ii) the Company, Medley Management Inc. (“MDLY”), and Sierra Management, Inc., a wholly owned subsidiary of the Company (“Merger Sub”) entered into an Amended and Restated Agreement and Plan of Merger (the “Amended MDLY Merger Agreement”) pursuant to which MDLY would be merged with and into Merger Sub (the “MDLY Merger”). Section 9.1(c) of the Amended MCC Merger Agreement and Section 9.1(c) of the Amended MDLY Merger Agreement each permits the Company and either MCC or MDLY, as applicable, to terminate the respective agreement if the MCC Merger or the MDLY Merger, as applicable, has not been consummated on or before March 31, 2020 (the “Outside Date”). The Company has terminated both the Amended MCC Merger Agreement and the Amended MDLY Merger Agreement effective as of May 1, 2020 as the Outside Date has passed and neither the MCC Merger or the MDLY Merger has been consummated. In determining to terminate the Amended MCC Merger Agreement and the Amended MDLY Merger Agreement, the Company considered a number of factors, including, among other factors, changes in the relative valuations of the Company, MCC, and MDLY, the changed circumstances and the unpredictable economic conditions resulting from the global health crisis caused by the coronavirus (COVID-19) pandemic, and the uncertainty regarding the parties’ ability to satisfy the conditions to closing in a timely manner.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated May 5, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2020	SIERRA INCOME CORPORATION

	By:	/s/ Richard T. Allorto, Jr.
	Name:	Richard T. Allorto, Jr.
	Title:	Chief Financial Officer

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